                                                                  Exhibit 10.130

                             LEASE SCHEDULE NO. 1
                           TO MASTER LEASE AGREEMENT

     This Lease Schedule No. 1 is attached to and made a part of the Master Lease Agreement ("Lease") between PDS Financial Corporation, a Minnesota corporation ("Lessor"), and Santa Fe Hotel, Inc., a Nevada corporation ("Lessee"), dated May 30, 1996.

     1. Description of Equipment: The Equipment listed on Attachment "A" to this Lease Schedule is added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

     2. Commencement Date: The Commencement Date for the Equipment leased under this Schedule will be the date the Equipment is delivered and accepted by the Lessee .

     3. Term: The Term shall commence on the Commencement Date and shall continue for 36 consecutive months.

     4. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

          a. The first payment in the amount of $2,635.06 ("Interim Rent") which is an amount equal to $1,317.53 times the number of days from the Commencement Date to the first of the month following the Commencement Date shall be due and payable on the Commencement Date.

          b. The first payment of the Basic Rent in the amount of $39,525.93 is due on June 26, 1996. Thereafter, payment of the Basic Rent is due on the first day of each month for thirty-five (35) consecutive months.

          c. In addition to the monthly Basic Rent and Interim Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes which may be imposed by any Federal, State or local authority from time to time.

     5. Security Deposit: Lessee shall pay to Lessor, due upon execution of this Schedule, a Security Deposit in the amount of $39,525.93. The Security Deposit will be held by the Lessor for the Term of the Lease and will be returned to Lessee upon satisfactory completion of the terms and conditions of the Lease.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.

Dated: May 30, 1996


SANTA FE HOTEL, INC.,                      PDS FINANCIAL CORPORATION,
A NEVADA CORPORATION                       A MINNESOTA CORPORATION


BY:THOMAS K. LAND___________               BY:_JOHAN FINLEY_______________

ITS:_SVP AND CFO____________               ITS:__PRESIDENT________________

                                 ATTACHMENT "A"


     This Attachment A is attached to and made a part of the Lease Schedule No. 1 to Master Lease Agreement between PDS Financial Corporation, a Minnesota corporation ("Lessor"), and Santa Fe Hotel, Inc., a Nevada corporation ("Lessee"), dated May 30, 1996.

     Qty.              Description
     ----              -----------

     One IGT Player Tracking System Complete per IGT order #100134 including:

     1415   Player Tracking Units/ IGT Machines
      462   Player Tracking Units/ non-IGT Machines
       79   DCU's/ part number 91626500
       60   Player Tracking Unit/WAP Machines
        5   Smart Card Readers
            Misc. wiring, spare parts kits (Large and Small)

                                       3